Exhibit 28 (j) (1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated December 31, 2023, and each included in this Post-Effective Amendment No. 117 to the Registration Statement (Form N-1A, File No. 033-54445) of Federated Hermes Institutional Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 22, 2023, with respect to the financial statements and financial highlights of Federated Hermes Institutional High Yield Bond Fund (one of the portfolios comprising Federated Hermes Institutional Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 22, 2023